SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report: June 29, 1998

                            COVENTRY INDUSTRIES CORP.
                            -------------------------
             (Exact name of registrant as specified in its charter)

  FLORIDA                       000-22653                65-0353816
---------------                ------------            ---------------
(State or other                (Commission              (IRS Employer
jurisdiction of                File Number)            Identification
incorporation)                                             Number)

                           7777 Glades Road, Suite 211
                              Boca Raton, Fl 33434
                              --------------------
                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code: 561-488-4802 not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On May 28, 1998, Coventry Industries Corp., a Florida corporation (the "Company") sold all the issued and outstanding common stock, or 1,000 shares (the "LPS Shares") of LPS Acquisition Corp., a Florida corporation and wholly owned subsidiary of the Company prior to such sale ("LPS"), to American Group, Inc., a Nevada corporation ("American"). As consideration for the LPS Shares, American transferred to the Company: (i) 75,000 shares of the Company's Series F Preferred Stock held by American; and (ii) 1,200,000 shares of the common stock of American. Pursuant to the terms of the agreement between the Company and American which set forth the terms of the sale, the Company may at its option invest up to $500,000 in American for the purpose of financing the operations of LPS.

         The Company


Item 7.           Financial Statements and Exhibits.

                  (a) Financial Statements of Businesses Acquired.

                           Not applicable.

                  (b)      Pro forma Financial Information.

                           Not applicable.

                  (c)      Exhibits.

No.                                         Description
---                                         -----------

2.1 Agreement between American Group, Inc. and Coventry Industries Corp. dated may 28, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 1998                            By:   /s/ Robert Hausman
                                                   --------------------
                                               Robert Hausman, President and
                                               Chief Executive Officer


                                        2